UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

U.S. Well Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 Post Oak Boulevard

Suite 1800

Houston, TX 77056

(Address of principal executive offices)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	USWS	NASDAQ Capital Market
Warrants	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On October 31, 2022, U.S. Well Services, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware an amendment (the “Certificate of Designations Amendment”) to that certain Certificate of Designations (the “Certificate of Designations” and, as amended by the Certificate of Designations Amendment, the “Amended Series A Certificate of Designations”) of the Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”), which provides each holder of shares of the Series A Preferred Stock with the option, exercisable by delivery of written notice to the Company (a “Conversion Notice”), to convert all but not less than all of such holder’s shares of the Series A Preferred Stock (any such conversion, an “Optional Merger Conversion”) into shares of Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Under the terms of the Amended Series A Certificate of Designations, in connection with any Optional Merger Conversion, each share of the Series A Preferred Stock subject to such Optional Merger Conversion would be converted into a number of shares of Common Stock (the “Optional Merger Conversion Shares”) equal to the quotient obtained by dividing (i) the then applicable liquidation preference of such share of the Series A Preferred Stock (as determined in accordance with the Amended Series A Certificate of Designations), by (ii) an amount initially equal to $7.32, subject from time to time to certain adjustments (such amount, the “Merger Conversion Price”).

The foregoing description of the Certificate of Designations Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations Amendment, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on October 31, 2022 and the Company’s stockholders voted on five (5) proposals.

The first proposal was the approval of an Agreement and Plan of Merger, dated as of June 21, 2022 (the “Merger Agreement”), among the Company, ProFrac Holding Corp. (“ProFrac”) and Thunderclap Merger Sub I, Inc., an indirect subsidiary of ProFrac (“Merger Sub”) and the transactions contemplated thereby, including the merger, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as an indirect subsidiary of ProFrac (the “Merger”). The votes on the proposal were:

Proposal 1	Votes For	Votes Against	Abstentions
Approval of the Merger Agreement	8,201,073	106,517	6,617

The second proposal was the approval, for purposes of complying with the Nasdaq listing rules, of the issuance of shares of the Common Stock, to be issued by the Company upon the conversion of the Series A Preferred Stock and the Convertible Senior Secured (Third Lien) PIK Notes (the “PIK Notes”), in an amount equal to 20% or more of the Common Stock outstanding. The votes on the proposal were:

Proposal 2	Votes For	Votes Against	Abstentions
Approval of the issuance of shares of the Company’s Common Stock upon the conversion of the Series A Preferred Stock and the PIK Notes	7,980,597	184,579	149,031

The third proposal was the approval of the Certificate of Designations Amendment to modify certain terms relating to the conversion rights of the Series A Preferred Stock. The votes on the proposal were:

Proposal 3	Votes For	Votes Against	Abstentions
Approval of an amendment to the Company’s Certificate of Designations of the Series A Preferred Stock	7,971,736	192,597	149,874

The fourth proposal was the approval of an amendment to the Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “A&R LTIP”) to increase the maximum number of shares of Common Stock that may be issued under the A&R LTIP by 2,000,000 shares. The votes on the proposal were:

Proposal 4	Votes For	Votes Against	Abstentions
Approval of an amendment to the Company’s A&R LTIP	7,801,456	365,571	147,180

The fifth proposal, if submitted to a vote of Company stockholders, was the approval of an adjournment of the Special Meeting of Stockholders, including, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for those proposals. The votes on the proposal were:

Proposal 5	Votes For	Votes Against	Abstentions
Approval of an adjournment of the Special Meeting of Stockholders	7,914,774	377,212	22,221

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	First Amendment to Certificate of Designations of the Series A Redeemable Convertible Preferred Stock, dated October 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Well Services, Inc.

Dated: October 31, 2022	By:	/s/ Erin C. Simonson
	Name:	Erin C. Simonson
	Title:	Vice President & Corporate Secretary